SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 16, 2005

SNB BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Texas	000-50904	76-0472829
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

14060 Southwest Freeway
Sugar Land, Texas		77478
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (281) 269-7200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 16, 2005, SNB Bancshares, Inc., a Texas corporation (“SNB”), the parent company of Southern National Bank of Texas, and Prosperity Bancshares, Inc., a Texas corporation (“Prosperity”), the parent company of Prosperity Bank, El Campo, Texas, entered into an Agreement and Plan of Reorganization (the “Agreement”) pursuant to which SNB will merge with and into Prosperity.

Under the terms of the Agreement, SNB shareholders will receive 0.3577 shares of Prosperity common stock, plus $7.50 in cash for each share of SNB common stock and Class B stock held. The transaction is subject to customary closing conditions, including the receipt of regulatory approvals and approval of the shareholders of SNB. The merger is currently expected to be completed in the second quarter of 2006.

The joint news release announcing the transaction is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The foregoing summary of the Agreement is not complete and is qualified in its entirety by reference to the complete text of such document, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits. The following are filed as exhibits to this Current Report on Form 8-K:

Exhibit Number	Description of Exhibit

2.1	Agreement and Plan of Reorganization by and between Prosperity Bancshares, Inc. and SNB Bancshares, Inc. dated as of November 16, 2005

99.1	Joint News Release issued by SNB and Prosperity dated November 16, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SNB BANCSHARES, INC.

Dated: November 17, 2005	By:	/s/ R. Darrell Brewer
R. Darrell Brewer Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

2.1	Agreement and Plan of Reorganization by and between Prosperity Bancshares, Inc. and SNB Bancshares, Inc. dated as of November 16, 2005

99.1	Joint News Release issued by SNB and Prosperity dated November 16, 2005